CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to (1) the incorporation by reference in the Combined Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated March 17, 2000, relating to the financial statements and financial highlights appearing in the February 29, 2000 Annual Reports of T. Rowe Price Tax-Free Short-Intermediate Fund, Inc. and Virginia Short-Term Tax-Free Bond Fund (a portfolio of T. Rowe Price State Tax-Free Income Trust), hereafter referred to as the "Funds," which financial statements and financial highlights are also incorporated by reference into the Combined Proxy Statement/Prospectus and included in the Registration Statement; (2) the incorporation by reference in the Prospectuses and Statements of Additional Information of the Funds dated July 1, 2000, of our reports dated March 17, 2000, relating to the financial statements and financial highlights appearing in the February 29, 2000 Annual Reports of the Funds, which Prospectuses and Statements of Additional Information are also incorporated by reference in the Registration Statement; and (3) the reference to us under the heading "Experts" in such Combined Proxy Statement/ Prospectus.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
July 20, 2000